CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Harbor ETF Trust of our report dated December 30, 2021, relating to the financial statements and financial highlights, which appears in Westfield Capital Dividend Growth Fund’s Annual Report on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights”, and “Appendix B—Target Fund’s Financial Highlights” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 10, 2022